Exhibit 10.2

Execution Version

AMENDMENT NO. 4 TO THIRD AMENDED AND RESTATED

CREDIT AND SECURITY AGREEMENT

This AMENDMENT NO. 4 TO THIRD AMENDED AND RESTATED CREDIT AND SECURITY AGREEMENT (this “Amendment”) dated as of November 22, 2019, is entered into among SAExploration, Inc., a Delaware corporation (the “Borrower”), the Guarantors party hereto, and the Lenders party hereto, and amends that certain Third Amended and Restated Credit and Security Agreement dated as of September 26, 2018, entered into among the Borrower, the Guarantors party thereto, the Lenders party thereto, and Cantor Fitzgerald Securities, as administrative agent and collateral agent for the Lenders (in such capacities, the “Agent”) (as amended, modified, supplemented and in effect on the date hereof, the “Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

W I T N E S S E T H:

WHEREAS, the Borrower has requested that the Lenders amend the Agreement in accordance with Section 15.1 of the Agreement as provided herein;

WHEREAS, the Lenders party hereto constituting the “Required Lenders” have agreed to consent to amend the Agreement subject to the terms and conditions hereof.

NOW, THEREFORE, to comply with the provisions of the Agreement and in consideration of the above premises, the parties covenant and agree as follows:

1.    Amendments.

a)    The following defined term is hereby inserted in Schedule 1.1a to the Agreement:

“Australian Business Assets Sale” means the sale by SAExploration (Australia) Pty Ltd and SAE (Australia) Pty Ltd f/k/a Geokinetics (Australia) Pty Ltd and certain of their respective affiliates to Terrex Pty Ltd of the “Business Assets” pursuant to and as defined in that certain Asset Sale Agreement, dated on or about November 22, 2019, by and between SAExploration (Australia) Pty Ltd, SAE (Australia) Pty Ltd f/k/a Geokinetics (Australia) PTY Ltd, SAExploration Holdings, Inc., and Terrex Pty Ltd., as in effect as of the date hereof.

b)    The following defined term in Schedule 1.1a to the Agreement is hereby amended and restated as follows:

“Net Proceeds” means proceeds in cash, checks or other cash equivalent financial instruments (including Cash Equivalents) as and when received by the Person, (x) making a Disposition, (y) receiving any insurance proceeds or condemnation and similar awards on account of an Event of Loss or (z) issuing the Convertible Notes, net of: (a) in the event of a Disposition (i) the direct costs relating to such Disposition excluding amounts payable to Borrower or any Affiliate of Borrower (other than any Lender or Permitted Holder), (ii) sale, use or other transaction Taxes paid or payable as a result thereof, (iii) amounts required to be applied to repay principal, interest and prepayment premiums and penalties on Permitted Indebtedness secured by a Lien on the asset which is the subject of such Disposition (other than Indebtedness under the New Senior Notes Documents, Convertible Notes Documents, Term Documents, and any other Indebtedness subordinated to the Obligations contractually or otherwise), (iv) income Taxes or gains (whether imposed on a Loan Party or, if such Loan Party is treated as a pass-through or disregarded entity for federal and state income Tax purposes or is a member of any consolidated, affiliated or unitary group, distributions pursuant to paragraph (a) of the definition of Permitted Distributions), (v) the amount of cash reserves or escrows established in connection with purchase price adjustments and retained liabilities; provided, however, when such cash or escrow is released to a Loan Party or one of its Subsidiaries, the amount so released shall be deemed to be Net Proceeds hereunder at such time, and (vi) in the case of the Australian Business Assets Sale, cash, checks or other cash equivalent financial instruments (including Cash Equivalents) received as consideration for the Australian Business Assets Sale in an aggregate amount up to AUD $6,000,000, provided, that such cash, checks or cash equivalents are deposited in the Collection Account or a Deposit Account of a Loan Party that is not an Excluded Account, (b) in the event of an Event of Loss, (i) all money actually applied to repair or reconstruct the damaged property or property affected by the condemnation or taking, (ii) all of the costs and expenses reasonably incurred in connection with the collection of such proceeds, award or other payments, and (iii) any amounts retained by or paid to parties having superior rights to such proceeds, awards or other payments and (c) in the case of the issuance of the Convertible Notes, any fees, costs and expenses incurred by the issuer of the Convertible Notes in connection with the documentation thereof.

2.    Conditions Precedent. This Amendment shall become effective immediately on the date (the “Amendment No. 4 Effective Date”) on which each of the following has occurred:

a)    the Agent and the Lenders party hereto shall have received this Amendment, duly executed by the Borrower, the Guarantors, and Lenders constituting the Required Lenders; and

b)    the Loan Parties shall have paid or caused to be paid the reasonable and documented fees and expenses of Paul, Weiss, Rifkind, Wharton & Garrison LLP as counsel to the Lenders party hereto, as invoiced on or before the date hereof.

3.    Confirmation of Compliance with Section 15.1 of the Agreement. The Borrower and the Lenders party hereto hereby confirm that all of the actions required to be taken by the Lenders and Borrower pursuant to Section 15.1 of the Agreement have been taken in accordance with the provisions of such Section. The Borrower confirms that entry into this Amendment is permitted under the Agreement, and is not prohibited by the terms of the Intercreditor Agreement and the Junior Documents (as defined in the Intercreditor Agreement).

4.    Representations and Warranties. Each of the Loan Parties hereby represents and warrants that the execution and delivery of this Amendment and, after giving effect to the amendments contained herein, the performance by each of them of their respective obligations under the Agreement, in each case, are within its powers, have been duly authorized, are not in contravention of applicable law or the terms of its operating agreement or other organizational documents and except as have been previously obtained, do not require the consent or approval of any governmental body, agency or authority, and this Amendment and the Agreement (as amended hereby) will constitute the valid and binding obligations of the Loan Parties, as applicable, enforceable in accordance with their terms, except as enforcement thereof may be limited by applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance, ERISA or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity (whether enforcement is sought in a proceeding in equity or at law).

5.    Release of Liens. The Lenders hereby release and terminate all of their security interests, liens or encumbrances of whatever kind or nature whatsoever in any property or assets which are disposed of pursuant to the Australian Business Assets Sale, upon and subject to the closing and consummation of the Australian Business Assets Sale in accordance with the terms of the applicable asset sale agreement. The Lenders direct and instruct the Agent to deliver any written releases or termination of security interests reasonably requested by the Borrower to evidence the release of such security interests. The Lenders further authorize the Borrower, its agents, attorneys and designees to prepare and/or file any discharges or release of liens and security interests related thereto. For the avoidance of doubt, in the case of the Australian Business Assets Sale, all cash, checks or other cash equivalent financial instruments (including Cash Equivalents) received as consideration for the Australian Business Assets Sale shall continue to be subject to the Lenders’ security interests, liens and encumbrances, shall be governed by this Amendment and the other Loan Documents, and shall, as required by clause (a)(vi) of the definition of Net Proceeds, be deposited in the Collection Account or a Deposit Account of a Loan Party that is not an Excluded Account.

6.    Reference to and Effect on the Agreement. Each of the Loan Parties hereby reaffirms, confirms, ratifies, covenants, and agrees to be bound by each of its covenants, agreements, and obligations under the Agreement (as amended hereby), and each other Loan Document previously executed and delivered by it. Each reference in the Agreement to “this Agreement” or “the Loan Agreement” shall be deemed to refer to the Agreement after giving effect to this Amendment. This Amendment is a Loan Document.

7.    Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier or electronic mail shall be effective as delivery of a manually executed counterpart of this Amendment.

8.    Governing Law. This Amendment shall be a contract made under and governed by the laws of the State of New York without giving effect to its principles of conflicts of laws.

9.    Guarantors Consent and Acknowledgement. The Guarantors, for value received, hereby consent to the Borrower’s execution and delivery of this Amendment, and the performance by the Borrower of its agreements and obligations hereunder. This Amendment and the performance or consummation of any transaction that may be contemplated under this Amendment, shall not limit, restrict, extinguish or otherwise impair the Guarantors’ liabilities and obligations to Agent and/or Lenders under the Loan Documents (including without limitation the Guaranteed Obligations). In each case, except as modified by this Amendment, each of the Guarantors acknowledges and agrees that (i) the Guaranty to which such Guarantor is a party remains in full force and effect and is fully enforceable against such Guarantor in accordance with its terms and (ii) it has no offsets, claims or defenses to or in connection with the Guaranteed Obligations, all of such offsets, claims and/or defenses are hereby waived.

10.    Reaffirmation. In each case, except as modified by this Amendment, each of the Loan Parties hereby (i) acknowledges and agrees that all of its pledges, grants of securities interests and Liens and other obligations under the Agreement and the other Loan Documents to which it is a party are reaffirmed and remain in full force and effect on a continuous basis, (ii) reaffirms (x) each Lien granted by it to the Agent for the benefit of the Secured Parties, and (y) the guarantees (including the Guaranty) made by it pursuant to the Agreement, and (iii) acknowledges and agrees that the grants of security interests and Liens by and the guarantees of the Guarantors contained in the Agreement and the other Loan Documents are, and shall remain, in full force and effect on and after the Amendment No. 4 Effective Date. Except as specifically modified herein, the Loan Documents and the Obligations are in all respects ratified and confirmed (mutatis mutandis) and shall remain in full force and effect in accordance with their terms.

11.    Release. The Borrower and the Loan Parties (collectively, the “Releasing Parties”) hereby release, acquit and forever discharge the Lenders party hereto and their respective Lender-Related Parties (collectively, the “Released Parties”) from and against any and all manner of actions, causes of action, suits, debts, controversies, damages, judgments, executions, claims (including, without limitation, crossclaims, counterclaims and rights of set-off and recoupment) and demands whatsoever, whether known or unknown, whether asserted or unasserted, in contract, tort, law or equity which any Releasing Party may have against any of the Released Parties by reason of any action, failure to act, matter or thing whatsoever arising from or based on facts occurring prior to the date hereof that relate to the Agreement, the other Loan Documents, this Amendment or the transactions contemplated thereby or hereby (except to the extent arising from the willful misconduct or gross negligence of any Released Parties), including but not limited to any such claim or defense to the extent that it relates to (a) any covenants, agreements, duties or obligations set forth in the Loan Documents or (b) any actions or omissions of any of the Released Parties in connection with the initiation or continuing exercise of any right or remedy contained in the Loan Documents or at law or in equity with respect to the Loan Documents.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered under seal as of the date first above written.

BORROWER:

SAEXPLORATION, INC.

By:	/s/ Michael J. Faust
Name: Michael J. Faust
Title: Interim Chief Executive Officer

GUARANTORS:

SAEXPLORATION HOLDINGS, INC.

By:	/s/ Michael J. Faust
Name: Michael J. Faust
Title: Chief Executive Officer

SAEXPLORATION SUB, INC.

By:	/s/ Michael J. Faust
Name: Michael J. Faust
Title: Interim Chief Executive Officer

NES, LLC

By:	/s/ Michael J. Faust
Name: Michael J. Faust
Title: Interim Chief Executive Officer

SAEXPLORATION SEISMIC SERVICES (US), LLC

By:	/s/ Michael J. Faust
Name: Michael J. Faust
Title: Interim Chief Executive Officer

[Signature Page to Amendment No. 4 to Third Amended and Restated Credit and Security Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered under seal as of the date first above written.

LENDERS:

HIGHBRIDGE MSF INTERNATIONAL LTD.

By: Highbridge Capital Management, LLC, as Trading Manager and not in its individual capacity

By:	/s/ Jason Hempel
Name: Jason Hempel
Title: Managing Director

HIGHBRIDGE TACTICAL CREDIT MASTER FUND, L.P.

By: Highbridge Capital Management, LLC, as Trading Manager and not in its individual capacity

By:	/s/ Jason Hempel
Name: Jason Hempel
Title: Managing Director

[Signature Page to Amendment No. 4 to Third Amended and Restated Credit and Security Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered under seal as of the date first above written.

LENDERS:

WHITEBOX ASYMMETRIC PARTNERS, L.P.

By:	/s/ Mark Strefling
Name:	Mark Strefling
Title:	Partner & CEO

WHITEBOX MULTI-STRATEGY PARTNERS, L.P.

By: Whitebox Advisors LLC its investment manager

By:	/s/ Mark Strefling
Name:	Mark Strefling
Title:	Partner & CEO

WHITEBOX CREDIT PARTNERS, L.P.

By: Whitebox Advisors LLC its investment manager

By:	/s/ Mark Strefling
Name:	Mark Strefling
Title:	Partner & CEO

[Signature Page to Amendment No. 4 to Third Amended and Restated Credit and Security Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered under seal as of the date first above written.

LENDERS:

BLUE MOUNTAIN CREDIT ALTERNATIVES MASTER FUND, L.P.

By:	/s/ David O’Mara
Name: David O’Mara
Title: Deputy General Counsel

BLUEMOUNTAIN KICKING HORSE FUND, L.P.

By:	/s/ David O’Mara
Name: David O’Mara
Title: Deputy General Counsel

BLUEMOUNTAIN MONTENVERS MASTER FUND SCA SICAV-SIF, L.P.

By:	/s/ David O’Mara
Name: David O’Mara
Title: Deputy General Counsel

[Signature Page to Amendment No. 4 to Third Amended and Restated Credit and Security Agreement]

BLUEMOUNTAIN SUMMIT TRADING, L.P.

By:	/s/ David O’Mara
Name: David O’Mara
Title: Deputy General Counsel

[Signature Page to Amendment No. 4 to Third Amended and Restated Credit and Security Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered under seal as of the date first above written.

LENDERS:

JOHN PECORA

By:	/s/ John Pecora

[Signature Page to Amendment No. 4 to Third Amended and Restated Credit and Security Agreement]